xG Technology, Inc. Announces Pricing of Public Offering of Common Stock

Sarasota, FL – November 12, 2013 – xG Technology, Inc. (Nasdaq: XGTI) (“xG” or the “Company”), a developer of a portfolio of wireless communications technologies, including cognitive radio networks, today announced the pricing of an underwritten public offering of 5,715,000 shares of common stock at a public offering price of $1.75 per share. The Company expects to receive approximately $10,000,000 in gross proceeds, before underwriting discounts and commissions and offering expenses payable by the Company. The Company has granted the representative of the underwriters a 45-day option to purchase up to 857,250 additional shares of common stock.

The Company intends to use the net proceeds received from the offering for general corporate purposes, including working capital, product development and fulfillment, marketing activities, expansion of internal sales organization, further development of sales channels, funding the set-up of contract manufacturing production lines, and other capital expenditures.

The offering is expected to close on November 18, 2013, subject to customary closing conditions.

Aegis Capital Corp. and Feltl & Company are acting as joint book-running managers for the offering.

A registration statement on Form S-1 relating to the shares was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com., or from the above-mentioned SEC website.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT xG TECHNOLOGY

xG Technology develops a broad portfolio of intellectual property to make wireless networks more intelligent, accessible, affordable and reliable. The company has created xMax, a patented all-IP cognitive radio technology that enables spectrum sharing. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xG’s goal is to help wireless broadband network operators make more efficient use of their spectrum allocations and to create new opportunities for innovation in unlicensed spectrum. The xMax cognitive radio system incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation and self-organizing networks. xG offers solutions for numerous industries worldwide, including urban and rural wireless broadband, utilities, defense, emergency response and public safety.

Based in Sarasota, Florida, xG has over 60 U.S. and over 130 international patents and pending patent applications, and its technology is available for licensing in both domestic and foreign markets. xG is a publicly traded company listed on the NASDAQ Capital Market and on the London Stock Exchange's Alternative Investment Market (AIM). On the NASDAQ, xG common stock is traded under the symbol XGTI and xG warrants are traded under the symbol  XGTIW. On the AIM, xG’s unrestricted shares trade under the stock symbol XGTU.L and xG’s restricted ‘Reg S’ shares trade under the stock symbol XGT.L.

For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

David Worthington

Fusion PR (Media and Analyst Relations)

www.fusionpr.com

(212) 651-4200

Jody Burfening/Carolyn Capaccio

LHA (Investor Relations)

www.lhai.com

(212) 838-3777